                                                                EXHIBIT 99

UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT 06506-0901
203.499.2812 Fax: 203.499.3626

NEWS RELEASE

November 8, 2005	Analyst Contact:	Susan Allen:	203.499.2409
	Media Contact:	Anita Steeves:	203.499.2901
		After Hours:	203.499.2812

UIL Holdings Announces Sale of Minority Interest in CSC

UIL Holdings Corporation (NYSE: UIL) today announced that, UIL and TransEnergie HQ, Inc. (HQ), an affiliate of Hydro-Quebec, have agreed to sell Cross Sound Cable, LLC (CSC) to Babcock & Brown Infrastructure Ltd (ASX:BBI). HQ owns 75% of CSC and operates the business, and UIL through its subsidiary United Capital Investment (UCI), owns 25%.

Today, HQ announced its decision to sell CSC in order to strategically focus on its Canadian operations. UCI respects HQ’s decision to sell CSC and has been an active participant in the negotiations.

“Although CSC is a good investment, we agree to the sale of our share,” commented Nathaniel D. Woodson, UIL’s chief executive officer. “This sale reinforces our strategic focus on our utility business.”

UCI and UIL expect to receive proceeds of approximately $53 million, subject to a working capital adjustment, in exchange for UCI’s twenty-five percent equity interest in CSC, and the repayment of loans made by UIL to CSC. After transaction costs and taxes, UCI and UIL expect to net approximately $45 million. The transaction is expected to close in the first quarter of 2006.

Proceeds from the sale of CSC, along with the expected proceeds from the sale of UIL’s interest in Bridgeport Energy, LLC (BE), will be used by UIL Holdings to support an extensive capital program at UIL’s electric utility, The United Illuminating Company (UI) and to strengthen UIL’s balance sheet. UI’s capital program includes substantial commitments to address aging distribution and transmission infrastructures and the Middletown/Norwalk transmission project, that will help alleviate energy congestion and enhance electric reliability in Connecticut.
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UIL Holdings previously announced the exercise of a contractual right to sell its 33.33% ownership interest in BE to the majority owner. BE is a gas-fired, electric generating plant located in Bridgeport, Connecticut. The sale proceeds from that transaction are not yet known.

Babcock & Brown Infrastructure Ltd (ASX:BBI) is a specialized infrastructure investment company. BBI’s charter is to invest in, own and manage long-term, infrastructure assets around the world. BBI is owner of gas and electric transmission/distribution companies in Australia, New Zealand and Europe.

UIL Holdings Corporation (NYSE:UIL), headquartered in New Haven, Connecticut, is the holding company for a number of entities: The United Illuminating Company, a regulated utility providing electricity and energy related services to 320,000 customers in the Greater New Haven and Bridgeport areas; Xcelecom Inc., a leading provider of specialty contracting and voice-data-video systems integration; United Capital Investments, Inc., which holds a number of minority ownership interest investments, including a 25% interest in the Cross-Sound Cable Company, LLC; and United Bridgeport Energy, Inc., which holds a 33% interest in a gas-fired merchant wholesale electric generating facility. For more information on UIL Holdings, visit us at http://www.uil.com.

Statements in this press release other than historical facts are "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. UIL intends that such statements about UIL’s future expectations, including future revenues and earnings, and all other forward-looking statements be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, UIL's actual results may differ materially from expected results. Reference is made to the specific risk factors included in UIL’s most recent 10-K and other SEC filings.

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